                                                                    EXHIBIT 99.2

                                                         Please mark
                                                         your vote as  [X]
                                                         indicated in
                                                         the example
                                                            CLASS B PREFERRED
                                                                  STOCK

 ---------------------------------------------------------------------------------------
               THE BOARD OF DIRECTORS RECOMMENDS VOTE FOR ITEM 1
 ---------------------------------------------------------------------------------------
  Item 1. Approve of the Merger, as more fully described         FOR  AGAINST  ABSTAIN
          in the Proxy Statement/Prospectus, and the             [ ]    [ ]      [ ]
          transactions contemplated thereby.


 ---------------------------------------------------------------------------------------




  Signature                                      Signature                                               Date
           -------------------------------------           -----------------------------------------------    ------------------
  NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
  ------------------------------------------------------------------------------------------------------------------------------
                                                  - FOLD AND DETACH HERE -